                                                                   EXHIBIT 25.01


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                (I.R.S. employer
                                                identification no.)

399 Park Avenue, New York, New York             10043
(Address of principal executive office)         (Zip Code)

                             -----------------------

                          LEHMAN BROTHERS HOLDINGS INC.
               (Exact name of obligor as specified in its charter)

Delaware                                              13-3216325
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)


3 World Financial Center
New York, New York                                    10285
(Address of principal executive offices)              (Zip Code)

                            -------------------------

                                 Debt Securities

                       (Title of the indenture securities)


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Item 1.     General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                        ADDRESS
            ----                                        -------
            Comptroller of the Currency                 Washington, D.C.

            Federal Reserve Bank of New York            33 Liberty Street
                                                        New York, NY

            Federal Deposit Insurance Corporation       Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration
            Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

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            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to
            T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of
            Citibank, N.A. (as of March 31, 2001-attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                             ------------------


                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 30th day of May, 2001.

                                    CITIBANK, N.A.


                                    By  /S/ Wafaa Orfy
                                        ------------------------------
                                        Wafaa Orfy
                                        Assistant Vice President

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                                                           EXHIBIT 7 TO FORM T-1

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District

                               REPORT OF CONDITION
                                  CONSOLIDATED
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 CITIBANK, N.A.

         OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS
              ON MARCH 31, 2001, PUBLISHED IN RESPONSE TO CALL MADE
BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.
                         CHARTER NUMBER 1461 COMPTROLLER
                     OF THE CURRENCY NORTHEASTERN DISTRICT.


ASSETS                                                          THOUSANDS
                                                                OF DOLLARS

Cash & balances due:
   Noninterest-bearing balances ............................$  8,899,000
   Interest-bearing balances ...............................  21,247,000
Securities:
   Held-to-Maturity securities  ............................           0
   Available-for-sale securities............................  39,868,000
Federal funds sold..........................................  11,252,000
Loans and leases held for sale  ............................   4,215,000
Loans and leases, net of unearned income ...... 242,480,000
LESS: Allowance for loan and lease losses......   4,544,000
                                                -----------
Loans and leases, net of earned income and allowance ....... 237,936,000
Trading assets..............................................  39,123,000
Premises and fixed assets ..................................   3,974,000
Other real estate owned ....................................     286,000
Investments in unconsolidated
subsidiaries  ..............................................     867,000
Customers' liability
on acceptances outstanding .................................   1,528,000
Intangible assets:
Goodwill ...................................................   2,273,000
Other intangible assets.....................................   3,595,000
Other assets................................................  20,806,000
                                                            ------------
TOTAL ASSETS ...............................................$395,869,000
                                                             ===========

                                       4
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LIABILITIES


Deposits:
   In domestic offices......................................$  71,054,000
      Noninterest-bearing......................   12,620,000
      Interest-bearing ........................   58,434,000
   In foreign offices.......................................  212,602,000
      Noninterest-bearing......................   14,351,000
      Interest-bearing.........................  198,251,000
Federal funds purchased and securities sold.................   6,932,000
Trading liabilities ........................................  29,238,000
Other borrowed money .......................................  23,697,000
Bank's liability on acceptances ............................   1,528,000
Subordinated notes and debentures...........................   8,675,000
Other liabilities...........................................  14,481,000
                                                            ------------
TOTAL LIABILITIES ..........................................$368,207,000
                                                            ------------

EQUITY CAPITAL

Perpetual preferred stock...................................$          0
Common stock................................................     751,000
Surplus ....................................................  11,554,000
Retained earnings ..........................................  15,961,000
Accumulated other comprehensive income .....................    (813,000)
Other equity capital components.............................           0
                                                            ------------
TOTAL EQUITY CAPITAL........................................$ 27,453,000
                                                            ------------

TOTAL LIABILITIES, MINORITY
INTEREST AND EQUITY
CAPITAL.....................................................$395,869,000
                                                            ============

I, Roger W. Trupin, Controller of the abovenamed bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                ROGER W. TRUPIN
                                                CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                VICTOR J. MENEZES
                                                WILLIAM R. RHODES
                                                ALAN S. MACDONALD
                                                DIRECTORS


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